Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of April 1, 2025 (the “Effective Date”), by and between:

Seebeks Corp., a Wyoming corporation, with its principal office located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain (“Company”),

and

Roman Chystiakov, an individual residing at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain (“Consultant”).

The Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

I. SERVICES

Consultant agrees to provide strategic, operational, and management consulting services to the Company, including but not limited to oversight of daily operations, business planning, and implementation of the Company’s strategic objectives (“Services”).

II. TERM

This Agreement shall commence on the Effective Date and shall continue on a month-to-month basis and continue until April 1, 2029, unless terminated by either Party in accordance with Section 6 of this Agreement.

III. COMPENSATION

In consideration for the Services, the Company agrees to pay Consultant $1,900 (one thousand nine hundred U.S. dollars) per month. Payments shall be made on or before the last business day of each month., beginning on April 1, 2025.

The Consultant shall be responsible for all taxes and statutory contributions applicable to the compensation received under this Agreement.

IV. INDEPENDENT CONTRACTOR

Consultant shall perform the Services as an independent contractor and not as an employee or agent of the Company. Consultant shall have no authority to bind the Company in any manner.

V. CONFIDENTIALITY

Consultant agrees to maintain the confidentiality of all proprietary or confidential information received from the Company and shall not disclose such information to any third party without prior written consent, except as required by law.

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VI. TERMINATION

Either Party may terminate this Agreement at any time by providing 30 days’ written notice to the other Party.

VII. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, USA.

VIII. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements, whether oral or written, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEEBEKS CORP.		CONSULTANT
By:	/s/ Roman Chystiakov	By:	/s/ Roman Chystiakov
Name:	Roman Chystiakov	Name:	Roman Chystiakov
Title:	Director

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